Exhibit 99.1

RxSight, Inc. Announces Preliminary Q4 and 2025 Financial Results; New Chief Financial Officer

Aliso Viejo, Calif. (Nasdaq: RXST) – January 11, 2026 – RxSight, Inc., an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery, today announced certain preliminary unaudited financial and operational results for the fourth quarter and full-year 2025. In addition, the company provided an update on the previously announced Chief Financial Officer transition.

Preliminary Unaudited Fourth Quarter and Full-year 2025 Results

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Preliminary unaudited fourth quarter 2025 revenue is expected to be approximately $32.6 million, driven by:
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The sale of 28,611 Light Adjustable Lenses (LAL™/LAL+®); representing a 10% increase in procedure volume compared to the third quarter of 2025; and
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The sale of 25 Light Delivery Devices (LDD™s), expanding the installed base to 1,134 LDDs as of December 31, 2025.
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Preliminary unaudited 2025 fiscal year revenue is expected to be approximately $134.5 million, versus November guidance of $125 to $130 million, reflecting:
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The sale of 109,615 LALs, representing a 12% increase in procedure volume compared to 2024; and
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The sale of 163 LDDs.
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Preliminary unaudited cash, cash equivalents and short-term investments as of December 31, 2025, are expected to be $228.1 million.
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Audited full-year 2025 financial results and full-year 2026 guidance will be announced in conjunction with the company's fourth quarter earnings release in February.

“Procedure trends during the quarter reflected a continued, measured pace of stabilization and recovery, and we remain encouraged by strong engagement across the field as our unified commercial team deepens customer relationships,” said Ron Kurtz, Chief Executive Officer and President of RxSight. “Despite headwinds in 2025, our team made meaningful progress, enabling us to treat more patients than ever before. With more than 1,100 LDDs installed, approximately 10% share of the premium IOL market, and adoption by over 25% of U.S. cataract surgeons, we exited the year in a strengthened position for sustained, long-term growth.”

New Chief Financial Officer

The company is also pleased to announce that Mark Wilterding has been appointed Chief Financial Officer, effective January 11, 2026. Mark will report to Ron Kurtz and will be responsible for overseeing the company's finance organization.

“We are excited to welcome Mark as RxSight's new Chief Financial Officer”, said Ron Kurtz. “Mark has a proven track record of building strong teams, partnering with key Medtech stakeholders, and driving operational excellence. His leadership and expertise will be particularly valuable as we continue to position RxSight for the future.”

Mr. Wilterding has more than 25 years of financial leadership experience, most recently serving as the Senior Vice President of Global Finance for Edwards Lifesciences, where he joined in 2019. In this role, he oversaw investor relations, financial planning and analysis, treasury, financial operations and strategy, and regional finance teams. Prior to joining Edwards Lifesciences, Mr. Wilterding worked for Medtronic and spent the first 15 years of his career at Citi and

Credit Suisse. He received a B.A. in economics from St. Olaf College and an M.B.A. from the Kellogg School of Management at Northwestern University.

“I am thrilled to be joining RxSight, a company offering the only adjustable IOL technology, which is redefining the premium category”, said Mark Wilterding. “RxSight products deliver meaningful value to patients and surgeons, and I am looking forward to supporting their continued advancement as we aim to drive long-term, sustainable growth and shareholder value.”

As previously communicated, Shelley Thunen will support the company in a consulting capacity.

The company’s fourth quarter and full-year 2025 financial and operational results are preliminary and are subject to the completion of the company’s 2025 audit. Audited full-year 2025 and unaudited fourth quarter 2025 financial results are expected to be announced in February 2026.

About RxSight, Inc.

RxSight, Inc. is an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery. The RxSight® Light Adjustable Lens system, comprised of the RxSight Light Adjustable Lens® (LAL®/LAL+®, collectively the “LAL”), RxSight Light Delivery Device (LDD™) and accessories, is the first and only commercially available intraocular lens (IOL) technology that can be adjusted after surgery, enabling doctors to customize and deliver high-quality vision to patients after cataract surgery. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements

This press release contains forward-looking statements, including: statements concerning: the company’s preliminary unaudited fourth quarter and fiscal 2025 financial and operational results and the anticipated timing of announcing audited full-year 2025 and unaudited fourth quarter 2025 financial results; procedure trends, including the pace of stabilization and recovery in the company’s business; engagement across the field and the ability of the company’s unified commercial team to deepen customer relationships; the growing recognition of the value delivered by the company’s adjustable intraocular lens technology to patients and doctors; expectations regarding continued adoption of the RxSight system, including utilization across the company’s installed base of more than 1,100 Light Delivery Devices, adoption by a meaningful portion of U.S. cataract surgeons, and penetration within the premium IOL market; the company’s ability to treat more patients over time; the company’s plans to continue innovating its adjustable IOL technology and products; the belief that adjustable IOL technology is redefining the premium category and can support sustained, long-term growth; and the potential of the company’s technology, products, and leadership team to drive long-term, sustainable growth and shareholder value. Such statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, including those risks described in the company’s prior press releases and the company’s filings with the Securities and Exchange Commission (SEC), including in Part II, Item 1A (Risk Factors) of the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 5, 2025, and any subsequent filings with the SEC. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other same terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Preliminary Estimates

The foregoing financial and operational results are preliminary estimates. We are in the process of finalizing our financial statements for the year ended December 31, 2025, and our actual results remain subject to completion of those financial statements and their audit by our independent registered public accounting firm. These preliminary estimates are based on information available to management as of the date of this press release and certain related assumptions, which could prove incorrect. Our actual, reported results of operations could differ based on completion of our year end closing procedures, final adjustments and developments that may arise prior to completion of our annual financial statements, and adjustments arising from the audit by our independent registered public accounting firm. You should carefully review our audited, consolidated financial statements for the year ended December 31, 2025 when they become available.

Company Contact:

Mark Wilterding

Chief Financial Officer

mwilterding@rxsight.com

Investor Relations Contact:

Oliver Moravcevic

VP, Investor Relations

omoravcevic@rxsight.com